EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of the __ day of June, 2010, by and between KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), and __________________________ (the “Holder”).

WHEREAS, the Holder is the holder of ____________ (___) fully paid and nonassessable shares of Series E Preferred Stock of the Company (the “Series E Shares”).

WHEREAS, the Company has offered to issue shares of Common Stock of the Company (the “Common Shares’) in exchange for the Series E Shares.

WHEREAS, the Holder desires to exchange the Series E Shares for the Common Shares.

NOW, THEREFORE, the parties agree as follows:

1.
The Company shall issue to the Holder a certificate representing _____________ (___) Common Shares in exchange for _____________ (___) Series E Shares at an effective price of one dollar sixty-five cents ($1.65) per share for the Common Shares.

2.	Simultaneously herewith, the stock certificate representing the Series E Shares is being returned to the Company for cancellation.

3.	The Holder acknowledges that it has reviewed the Series E Certificate of Designations and understands the terms of the Series E Shares, including the following:

(a)	the Series E Shares are mandatorily redeemable by the Company on July 31, 2011;

(b)	the Series E Shares provide for a cash dividend of eleven and one-half percent (11.5%) of the Original Issue Price (as defined in the Series E Certificate of Designations); and

(c)	the Series E Shares provide for a conversion price of two dollars ($2.00) per share, subject to adjustment as provided for therein.

4.	The Holder also acknowledges that the Common Shares being issued to it:

(a)	are not entitled to a preferential dividend (as is the case with the Series E Shares); and

(b)	are not mandatorily redeemable by the Company (as is the case with the Series E Shares).

5.
Notwithstanding the exchange provided for herein, the Holder shall be entitled to receive on July 15, 2010 the dividend payment due pursuant to the Certificate of Designations of the Series E Shares for the period from April 1, 2010 through the date hereof.

6.
The Holder represents and warrants that the Common Shares to be acquired pursuant to the terms hereof are being acquired for its own account, for investment purposes and not with a view to the  distribution thereof.  The Holder agrees that it will not sell, assign, transfer, encumber, pledge, hypothecate, or otherwise dispose of (collectively, “Disposed of” or a “Disposition”) any of the Common Shares unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such Disposition does not require registration under the Securities Act.

7.
The Holder understands that the Common Shares are not being registered under the Securities Act and such shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

8.
The Holder represents and warrants that it has reviewed the Company’s reports filed with the Securities and Exchange Commission (the “SEC Reports”) and has been afforded the opportunity to obtain such other information to evaluate the merits and risks of an investment in the Common Shares.  The Holder acknowledges that no oral representations have been made or oral information furnished to the Holder or its advisers in connection with the investment in the Common Shares.

9.
The Holder represents and warrants further that (i) it is either an “accredited investor,” as such term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act, or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of Common Shares, (ii) it is able to bear the economic risk of an investment in the Common Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Common Shares for an indefinite period of time; (iii) it has adequate means of providing for current needs and contingencies and has no need for liquidity in its investment in the Common Shares, and (iv) it does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to its net worth and an investment in the Common Shares will not cause such overall commitment to become excessive.  The Holder will execute and deliver to the Company such documents as the Company may reasonably request in order to confirm the accuracy of the foregoing.

10.
The Board of Directors or other governing body of the Holder has not adopted any resolutions relative to the distribution of any of the Common Shares to any of its securityholders and has no present intention to do so.

11.
The Common Shares may not be Disposed of unless they are registered under the Securities Act or unless an exemption from such registration is available.  Accordingly, the following restrictive legend will be placed on any instrument, certificate or other document evidencing the Common Shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  These shares have been acquired for investment and not for distribution or resale.  They may not be sold, assigned, encumbered, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such shares under the Securities Act of 1933, as amended, or an opinion of counsel for the Company that registration is not required under such Act.”

12.	The Holder acknowledges that there are significant risks relating to the acquisition of the Common Shares, including, without limitation, those risks described in the SEC Reports.

13.	This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter.

14.	No amendment or modification of this Agreement shall be valid unless made in writing and signed by the party to be charged therewith.

15.	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

16.	This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of New York, without giving effect to conflict of laws principles.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the day first above written.

KINGSTONE COMPANIES, INC.

By:__________________________
      Name: Victor Brodsky
      Title: Secretary

HOLDER:

_____________________________